SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549

------------------------------------------------------------------------------


                                  FORM 8-K/A*


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                April 30, 1998


                               GEOKINETICS INC.

              (Exact name of Registrant as specified in charter)


            DELAWARE                     0-9268                 94-1690082
(State or other jurisdiction of        (Commission             (IRS Employer
          incorporation)               File Number)          Identification No.)


5555 SAN FELIPE, SUITE 780, HOUSTON, TEXAS                          77056
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number including area code:  (713) 850-7600

* This form 8-K/A is being filed to include certain pro forma adjustments in the pro forma financial information contained in Item 7(b) of the Form 8-K/A filed on July 14, 1998. The inclusion of such pro forma adjustments is the only change in the information contained in such Form 8-K/A.

                               GEOKINETICS INC.

                                  FORM 8-K/A

                                     INDEX

                                                                          PAGE

   Item 7.  Financial Statements, Pro Forma Financial Statements

            (a)   Financial Statements of Business Acquired..................4
            (b)   Pro Forma Financial Information...........................22

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herein to duly authorized.


Dated: July 29, 1998


                                    GEOKINETICS INC.



                                    By:  \s\ JAY D. HABER
                                         Jay D. Haber, Chief Executive Officer

                             GEOPHYSICAL DEVELOPMENT
                                   CORPORATION


                              FINANCIAL STATEMENTS

                             JUNE 30, 1997 AND 1996

                                 C O N T E N T S

                                                                      PAGE
                                                                     NUMBER
                                                                     ------

INDEPENDENT AUDITOR'S REPORT............................................6

FINANCIAL STATEMENTS

   BALANCE SHEETS.......................................................7

   STATEMENTS OF INCOME.................................................9

   STATEMENTS OF RETAINED EARNINGS......................................10

   STATEMENTS OF CASH FLOWS.............................................11

   NOTES TO FINANCIAL STATEMENTS......................................13

SUPPLEMENTAL INFORMATION:

   STATEMENTS OF OPERATING EXPENSES....................................20

           [EASLEY, ENDRES, PARKHILL & BRACKENDORFF, P.C. LETTERHEAD]

                          Independent Auditor's Report

September 8, 1997

Board of Directors
GEOPHYSICAL DEVELOPMENT CORPORATION
Houston, Texas

We have audited the accompanying balance sheets of GEOPHYSICAL DEVELOPMENT CORPORATION as of June 30, 1997 and 1996, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GEOPHYSICAL DEVELOPMENT CORPORATION as of June 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental statements of operating expenses are presented for the purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                               /s/ EASLEY, ENDRES, PARKHILL & BRACKENDORFF, P.C.

                     The accompanying notes are an integral
                        part of this financial statement.

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                                 BALANCE SHEETS


                             JUNE 30, 1997 AND 1996


                                     ASSETS

                                                          1997       1996
CURRENT ASSETS                                            ----       ----

   Cash and cash equivalents                          $   517,358 $   430,221
   Accounts receivable, trade                           2,627,117   1,610,839
   Prepaid expenses                                        33,181       6,724
   Deferred taxes                                          12,548       6,274
                                                      ----------- -----------

         TOTAL CURRENT ASSETS                           3,190,204   2,054,058
                                                      ----------- -----------

PROPERTY AND EQUIPMENT

   Computer hardware                                    1,765,850   2,617,104
   Equipment, office and computer                          74,629     263,994
   Automobiles                                             83,157      83,157
   Furniture and fixtures                                  76,728      91,483
   Computer software                                      167,830     567,225
   Equipment under lease obligations                      654,198        -0-
                                                      ----------- -----------

         Total Cost                                     2,822,392   3,622,963

      Less accumulated depreciation and amortization    1,259,455   2,820,757
                                                      ----------- -----------
         NET PROPERTY AND EQUIPMENT                     1,562,937     802,206
                                                      ----------- -----------


OTHER ASSETS

   Cash surrender value of life insurance                 239,113     150,739
   Deposits                                                10,000      10,000
                                                      ----------- -----------

         TOTAL OTHER ASSETS                               249,113     160,739
                                                      ----------- -----------

TOTAL ASSETS                                          $ 5,002,254 $ 3,017,003
                                                      =========== ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                         1997        1996
CURRENT LIABILITIES                                      ----        ----

   Current maturities of long-term debt               $   296,135 $   281,684
   Current maturities of capital lease obligation         199,893        -0-
   Accounts payable                                        40,285      65,163
   Accrued salaries payable                             2,400,000   1,376,598
   Payroll taxes payable                                   47,200      19,575
   Accrued profit sharing contributions                   423,642     373,402
   Federal income taxes payable                            32,105      66,635
   Other payables                                           5,043      10,589
   Dividends payable                                       67,500      33,750
   Accrued charitable contributions                        30,000      30,000
                                                      ----------- -----------

         TOTAL CURRENT LIABILITIES                      3,541,803   2,257,396
                                                      ----------- -----------

NONCURRENT LIABILITIES

   Long-term debt, net of current maturities              248,263     115,570
   Capital lease obligation, net of current maturities    454,305        -0-
                                                      ----------- -----------
         TOTAL NONCURRENT LIABILITIES                     702,568     115,570
                                                      ----------- -----------
SHAREHOLDERS' EQUITY

   Common stock, $1.00 par value each,
      50,000 shares authorized, 6,750
      shares issued and outstanding                         6,750       6,750
   Additional paid-in capital                             103,500     103,500
   Retained earnings                                      647,633     533,787
                                                      ----------- -----------

TOTAL SHAREHOLDERS' EQUITY                                757,883     644,037
                                                      ----------- -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 5,002,254 $ 3,017,003
                                                      =========== ===========

                     The accompanying notes are an integral
                       part of this financial statement.

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                              STATEMENTS OF INCOME

                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1996


                                                         1997     1996
INCOME                                                   ----     ----

   Data processing                                    $ 5,584,174 $ 4,386,296
   Log analysis projects                                5,050,998   2,567,862
   Software sales                                          92,790     144,986
   Consulting                                               3,428      16,247
                                                      ----------- -----------

                                                       10,731,390   7,115,391

OPERATING EXPENSES                                     (9,915,027) (6,480,526)
                                                      ----------- -----------

INCOME FROM OPERATIONS                                    816,363     634,865
                                                      ----------- -----------

OTHER INCOME (EXPENSES)

   Investment income                                       12,421       1,948
   Profit sharing contribution                           (423,642)   (373,402)
   Interest                                               (76,432)    (64,794)
   Loss on disposal of assets                             (41,534)       -0-

         TOTAL OTHER INCOME (EXPENSES)                   (529,187)   (436,248)
                                                      ----------- -----------

INCOME BEFORE INCOME TAXES                                287,176     198,617

FEDERAL INCOME TAX                                       (105,830)    (76,812)
                                                      ----------- -----------

NET INCOME                                            $   181,346 $   121,805
                                                      =========== ===========

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                         STATEMENTS OF RETAINED EARNINGS

                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1996


                                                            1997      1996
                                                            ----      ----

RETAINED EARNINGS, BEGINNING OF YEAR                  $   533,787 $   445,732

NET INCOME                                                181,346     121,805
                                                      ----------- -----------

                                                          715,133     567,537

DIVIDENDS DECLARED                                        (67,500)    (33,750)
                                                      ----------- -----------

RETAINED EARNINGS, END OF YEAR                        $   647,633 $   533,787
                                                      =========== ===========

                     The accompanying notes are an integral
                       part of this financial statement.

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                            STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1996


                                                          1997       1996
                                                          ----       ----
CASH FLOWS FROM OPERATING
   ACTIVITIES                                         $   618,956 $   368,917
                                                      -----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES

   Purchase of fixed assets
      and software                                       (645,213)   (392,680)
                                                      ----------- ------------

CASH USED FOR INVESTING ACTIVITIES                       (645,213)   (392,680)
                                                      ----------- -----------
CASH FLOWS FROM FINANCING ACTIVITIES

   Dividends paid to stockholders                         (33,750)       -0-
   Proceeds from long-term debt                         1,325,423     268,360
   Repayment of long-term debt                         (1,178,279)   (470,789)
                                                      ----------- -----------

CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES          113,394    (202,429)
                                                      ----------- -----------

NET INCREASE (DECREASE) IN CASH                            87,137    (226,192)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR              430,221     656,413
                                                      ----------- -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                $   517,358 $   430,221
                                                      =========== ===========

                                                        1997          1996
                                                      ----------- --------
RECONCILIATION OF NET INCOME
   TO NET CASH PROVIDED BY
   OPERATING ACTIVITIES

   Net income                                         $   181,346 $   121,805

   Adjustments to reconcile net
      income to net cash provided
      by operating activities:

         Depreciation and amortization                    497,146     313,711
         Cash surrender value of life insurance           (88,374)    (64,251)
         Loss on disposal of assets                        41,534        -0-

   Cash increase (decrease)
      resulting from changes in
      working capital:

         Accounts receivable, trade                    (1,016,278)   (980,648)
         Other current assets                             (32,731)     (1,082)
         Accounts payable, trade                          (34,470)    (81,338)
         Accrued liabilities                            1,071,196   1,066,210
         Other current liabilities                           (413)     (5,490)
                                                      ----------- -----------

CASH PROVIDED BY OPERATING ACTIVITIES                 $   618,956 $   368,917
                                                      =========== ===========

INTEREST PAID                                         $    71,972 $    64,794
                                                      =========== ===========

INCOME TAXES PAID                                     $    80,000 $    10,139
                                                      =========== ===========

                                         --12--

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 1997 AND 1996


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Geophysical Development Corporation (the Company) is a Texas corporation engaged in geophysical data processing and other related services to the oil and gas industry worldwide. The Company's significant accounting policies are as follows:

   REVENUE RECOGNITION

   The books are maintained on the accrual basis. Income is recorded when earned and expenses are charged against income during the period in which they are incurred.

   DEPRECIATION

   Property and equipment are recorded at cost and expenditures for maintenance and repair are expensed as incurred. Depreciation is computed on all fixed assets using the declining balance method for both financial reporting and federal income tax purposes over the useful lives of five to seven years.

   AMORTIZATION

   Computer software costs are amortized using the straight-line method over thirty-six (36) months for both financial reporting and federal income tax purposes.

   ACCOUNTS RECEIVABLE

   The Company grants trade credits to both U.S. and international customers. Company management believes that all receivables as of June 30, 1997 are collectible, and accordingly, there is no allowance for doubtful accounts recorded.

   CASH AND CASH EQUIVALENTS

   For the purpose of the statement of cash flows, the Company considers cash and highly liquid investments with maturities of three months or less when purchased to be cash or cash equivalents.

                                         --13--

                      GEOPHYSICAL DEVELOPMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

   CONCENTRATION OF CREDIT RISK

   As of June 30, 1997 and 1996, the Company had cash deposits with financial institutions in excess of the $100,000 amount insured by the Federal Deposit Insurance Corporation. Management believes that credit risk in these deposits is minimal.

   USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   RECLASSIFICATION

   Certain amounts for the year ended June 30, 1996 have been reclassified for purposes of comparison with the presentation for the year ended June 30, 1997.


NOTE 2:  LONG-TERM NOTES PAYABLE
                                           INTEREST
    LENDER/SECURITY/DUE DATE                 RATE           1997       1996
  ----------------------------               ----        ---------    -----


   Commercial bank; equipment and
     accounts receivable; on demand,
     but if no demand is made, monthly       Prime
     installments of $7,778 plus             Plus
     accrued interest, due April 1, 1998      .5%        $  67,596    $ 160,929

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


NOTE 2:  LONG-TERM NOTES PAYABLE  (CONTINUED)

                                          INTEREST
    LENDER/SECURITY/DUE DATE                RATE           1997         1996
  ----------------------------              ----          ------       ------

  Commercial bank; equipment and
     accounts receivable; monthly
     installments of $2,177 plus
     accrued interest, due
     August 1, 1998                        Prime          30,473       54,417

   Commercial bank; equipment and
     accounts receivable; monthly
     installments of $2,500 plus accrued
     interest, due September 1, 1998       Prime          37,500       67,500

   Finance company; automobile;
     monthly installments of $512
     including interest                    2.9%           17,178       22,742

   Commercial bank; equipment and
     accounts receivable; monthly
     installments of $2,778 plus
     accrued interest, due
     February 28, 1999                     Prime          55,554       91,666

   Commercial bank; equipment and
     accounts receivable; monthly
     installments of $2,779 plus
     accrued interest, due
     October 1, 1999                       Prime          77,770          -0-


   Commercial bank; equipment and
     accounts receivable; monthly
     installments of $2,779 plus
     accrued interest, due
     November 4, 1999                      Prime          80,549          -0-

                      GEOPHYSICAL DEVELOPMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2:  LONG-TERM NOTES PAYABLE  (CONTINUED)

                                         INTEREST
    LENDER/SECURITY/DUE DATE               RATE            1997        1996
  ----------------------------             ----           ------      ------

   Commercial bank; equipment and

     accounts receivable; monthly
     installments of $5,556 plus
     accrued interest, due
     February 15, 2000                     Prime         177,778          -0-
                                                       ---------    ---------

                                                         544,398      397,254

     Less amount due within one year                     296,135      281,684
                                                       ---------    ---------

     Amount due after one year                         $ 248,263    $ 115,570
                                                       =========    =========


   Certain stockholders of the corporation have personally guaranteed the commercial bank indebtedness as of June 30, 1997.

  Maturities of long term notes payable for the years ended June 30 are as follows:

                   1998                     $   296,135
                   1999                         173,324
                   2000                          74,939
                                            -----------
                                            $   544,398
                                            ===========

NOTE 3:  INCOME TAXES

  The Company records its federal tax liability in accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". Deferred taxes are recorded for temporary differences in the recognition of income and expense for tax and financial reporting purposes at the average federal tax rate on the first $100,000 of taxable income, which is the tax rate expected to be utilized

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


NOTE 3:  INCOME TAXES  (CONTINUED)

  when such differences reverse. Temporary differences result principally from charitable contributions which were not deductible for tax purposes in the prior year. Differences between income tax expense and statutory tax rates result from certain expenses which are not deductible for tax purposes. Income tax expense was computed as follows:
                                                  1997          1996
                                              ----------     --------

      Income tax at statutory rates           $  95,249      $ 60,711

      Plus tax effect of:

         Temporary differences                    6,274           691

         Permanent differences                    4,307        15,410
                                              ---------      --------

      Total federal income tax                $ 105,830      $ 76,812
                                              =========      ========


NOTE 4:  EMPLOYEE BENEFIT PLAN

   The Company maintains a qualified contributory employee profit sharing plan covering all employees with more than one year of service. The amount of the Company contribution is determined annually at the discretion of the Board of Directors, up to the maximum amount allowed under the Internal Revenue Code. Contributions totaled $423,642 and $373,402 for the years ended June 30, 1997 and 1996, respectively.


NOTE 5:  LEASE COMMITMENTS

  OPERATING LEASES

  The Company has entered into an operating lease for office space and a company vehicle which expire in 2001 and 1999, respectively. The Company incurred rent expense of $229,416 and $214,007 for the years ended June 30, 1997 and 1996,

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


NOTE 5:  LEASE COMMITMENTS  (CONTINUED)

  respectively. Minimum future noncancellable lease payments for years ended
   June 30 are as follows:

                      1998                        $  239,484
                      1999                           238,734
                      2000                           236,484
                      2001                           197,070
                                                  ----------
                                                  $  911,772
                                                  ==========
  CAPITAL LEASES

  The Company has acquired $654,198 of equipment under the provisions of long-term leases. The equipment was placed in service in June, 1997. Under the provisions of the lease, a one time payment of $654,198 was made during July, 1997 to cover the entire lease term of three years. The payment of the lease obligation was financed through a commercial bank. Under the terms of the note, principal payments of $18,172 plus accrued interest are due monthly for 36 months.

  Due to refinancing subsequent to year end, the Company has restated its maturities under its lease obligation pursuant to the terms obtained from the commercial bank lender. Maturities for years ended June 30 are as follows:

                      1998                        $  199,893
                      1999                           218,066
                      2000                           218,065
                      2001                            18,174
                                                  ----------
                                                  $  654,198
                                                  ==========
NOTE 6:  NON CASH TRANSACTIONS

  During the years ended June 30, 1997 and 1996, the Company purchased fixed assets with notes payable and lease obligations in the amounts of $654,198 and $23,198, respectively. These transactions are not included in the statements of cash flows.


NOTE 7:  BUY-SELL AGREEMENT

  The Company's stockholders have entered into an agreement to sell their stock to the Company upon the occurrence of death, or certain other qualifying events. The purchase price to be paid by the Company is determined under formulas defined in the agreement. The Company has the option to pay the purchase price in installments over a four year period, with interest accruing at the rate of nine percent.

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


  To fund its obligation under this agreement, the Company has purchased insurance on the life of the majority shareholders with a total face value of $3,000,000. At June 30, 1997 and 1996, the cash surrender value of these policies was $239,113 and $150,739, respectively.

                       GEOPHYSICAL DEVELOPMENT CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                             JUNE 30, 1997 AND 1996



                                  SUPPLEMENTAL


                                   INFORMATION

                      GEOPHYSICAL DEVELOPMENT CORPORATION

                        STATEMENTS OF OPERATING EXPENSES


                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1996


                                          1997                 1996
                                      ------------         -----------

Advertising                           $     13,111         $    14,447
Amortization                                43,966              35,593
Auto expense                                25,929              22,111
Bad debts                                     -0-               21,235
Communications                              26,471              27,054
Computer supplies                          296,941             185,093
Contract labor                               5,879              29,886
Depreciation                               453,180             278,118
Dues and subscriptions                       9,600               6,563
Employee benefits                           17,626               8,146
Entertainment                               26,166              32,730
Filming, plotting                          126,126             110,542
Freight                                     44,548              41,497
Insurance                                  394,072             333,472
Insurance, officers life                     3,780              27,904
Leasing, auto                                3,013                 750
Leasing, equipment                          49,730               6,289
Legal and accounting                        25,214              23,778
Maintenance, computer                        9,224              28,705
Maintenance, software                       32,009              40,513
Office and drafting supplies                25,014              17,607
Outside contractors                        156,766             204,441
Rent                                       229,416             214,007
Repairs and maintenance                      9,060              15,051
Salaries                                 7,375,071           4,364,442
SEG expense                                 28,534               5,500
Seminars                                    34,950              22,418
Sponsorships and donations                  55,630              30,250
Taxes, general                              25,500              17,183
Taxes, payroll                             295,089             234,390
Travel, meals                                2,270               3,388
Travel                                      31,931              26,437
Utilities                                   39,211              50,986
                                      ------------        ------------

                                      $  9,915,027        $  6,480,526
                                      ============        ============

                                GEOKINETICS INC.
                    PRO FORMA FINANCIAL STATEMENT INFORMATION

ACQUISITIONS

On April 30, 1998, the Company completed the acquisition of Geophysical Development Corporation (GDC) pursuant to the terms of a Stock Purchase Agreement, whereby the Company acquired 100% of the shares of the outstanding common stock of GDC in exchange for $26,000,000 in cash and 1,000,000 newly-issued shares of the Company's common stock. GDC is engaged in the business of providing seismic data processing, software and consultation services to the oil and gas industry.

The acquisition will be accounted for as a purchase and the results of operations of GDC will be included in the consolidated financial statements from the date of acquisition. The following represents the unaudited pro forma results of operations as if the acquisition had occurred at the beginning of each period presented. In addition to combining the historical results of operations of the two companies, the pro forma calculations include amortization of goodwill. Excess of cost over the fair value of net assets acquired of $27,967,807 is being amortized on a straight-line basis over 10 years.

DEBT STRUCTURE

In connection with the acquisition of GDC, the Company completed a private offering of $40,000,000 designated as its 12% Senior Subordinated Notes due April 15, 2005. In addition to the notes, the Company granted warrants to purchase up to 7,618,594 shares of common stock resulting in original issue discount in the amount of $9,020,415. The notes are included on the balance sheet, net of the unamortized discount, as long-term debt in the amount of $30,979,585. The amortization of the discount included in interest expense on the pro forma income statement for the year ended December 31, 1997 is $734,300 and for the quarter ended March 31, 1998 is $173,340.

COST OF PRIVATE OFFERING

The cost incurred to complete the private offering was $221,927 and is included as an other asset on the Company's balance sheet. This deferred cost is being amortized on a straight-line basis over the life of the notes. Included in depreciation and amortization expense on the pro forma income statement for the year ended December31, 1997 is $31,704 and for the quarter ended March 31, 1998 is $7,926.

                                       For the Year Ended December 31, 1997
                              -------------------------------------------------------

                                             Geophysical
                               Geokinetics   Development   Pro Forma
                                  Inc.       Corporation   Adjustments    Combined
                              ------------- ------------- ------------- -------------
Revenues                      $   9,647,931 $  15,207,381               $  24,855,312

Seismic operations               (5,563,525)                               (5,563,525)
General and administrative       (2,441,581)   (1,370,045)                 (3,811,626)
Data processing expenses                       (6,190,126)                 (6,190,126)
Amortization, depreciation and
     depletion expense           (1,207,812)     (621,867)   (2,827,885)   (4,657,564)
Interest expense                 (1,210,240)     (111,084)   (5,534,300)   (6,855,624)
Income tax (expense) benefit        375,000    (2,359,670)    1,700,000      (284,670)
Lease operating expenses           (613,167)                                 (613,167)
Cost of oil and gas leases sold    (168,735)                                 (168,735)
Interest income                      66,309        25,946                      92,255
                              ------------- ------------- ------------- -------------

NET INCOME (LOSS)             $  (1,115,820)$   4,580,535 $  (6,662,185)$  (3,197,470)
                              ============= ============= ============= =============

Earnings (Loss) per Common
     Share                    $       (0.14)                           $       ( 0.35)
                              =============                             =============

Earnings (Loss) per Share -
     Assuming Dilution        $       (0.07)                           $        (0.20)
                              =============                             =============

Weighted Average Common
     Shares Outstanding           8,091,336                   1,000,000     9,091,336
                              =============               ============= =============

Fully Diluted Common Shares      14,956,023                   1,000,000    15,956,023
                              =============               ============= =============


                                      -23-

                                          For the Quarter Ended March 31, 1998
                              ---------------------------------------------------------
                                               Geophysical
                                 Geokinetics   Development    Pro Forma
                                     Inc.      Corporation   Adjustments     Combined
                              ---------------  ------------  ------------  ------------

Revenues                         $  5,798,508  $ 3,910,501                 $  9,709,009

Seismic operations                 (2,876,523)                               (2,876,523)
General and administrative         (1,124,093)    (794,330)                  (1,918,423)
Data processing expenses                        (1,058,692)                  (1,058,692)
Amortization, depreciation and
     depletion expense               (897,712)    (165,123)      (706,971)   (1,769,806)
Interest expense                     (459,797)     (20,137)    (1,373,340)   (1,853,274)
Income tax (expense) benefit                      (645,852)       425,000      (220,852)
Lease operating expenses              (80,432)                                  (80,432)
Cost of oil and gas leases sold                                                       0
Interest income                        21,902        27,346                      49,248
                                 ------------  ------------  ------------  ------------

NET INCOME (LOSS)                $    381,853  $  1,253,713    (1,655,311) $    (19,745)
                                 ============  ============  ============  ============

Earnings (Loss) per Common
     Share                       $       0.02                              $     (0.001)
                                 ============                              ============

Earnings (Loss) per Share -
     Assuming Dilution           $       0.01                              $     (0.000)
                                 ============                              ============

Weighted Average Common
     Shares Outstanding            18,218,205                   1,000,000    19,218,205
                                 ============                ============  ============

Fully Diluted Common Shares        32,967,283                   1,000,000    33,967,283
                                 ============                ============  ============

The following represents the unaudited pro forma condensed balance sheet as of December 31, 1997:

                                                    Geophysical
                                                    Development      Pro Forma
                                   Geokinetics Inc. Corporation     Adjustments      Combined
                                   --------------- -------------- --------------- --------------
                                             ASSETS
CURRENT ASSETS
   Cash                            $     2,212,681 $    2,387,513 $    13,778,073 $   18,378,267
   Receivables                           4,218,234      3,583,108               0      7,801,342
   Other current assets                    378,908         21,472               0        400,380
                                   --------------- -------------- --------------- --------------
      Total Current Assets               6,809,823      5,992,093      13,778,073     26,579,989

PROPERTY AND EQUIPMENT                  17,314,325      1,405,638               0     18,719,963

OTHER ASSETS
   Deferred tax asset                    2,292,430              0               0      2,292,430
   Other assets                            136,792        249,113         221,927        607,832
   Goodwill                              1,949,626              0      27,678,615     29,628,241
                                   --------------- -------------- --------------- --------------
      Total Other Assets                 4,378,848        249,113      27,900,542     32,528,503
                                   --------------- -------------- --------------- --------------

         TOTAL ASSETS              $    28,502,996 $    7,646,844 $    41,678,615 $   77,828,455
                                   =============== ============== =============== ==============

                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                $     2,282,037 $       50,122 $             0 $    2,332,159
   Other current liabilities             4,943,903      4,693,227               0      9,637,130
   Notes payable                           896,686              0               0        896,686
                                   --------------- -------------- --------------- --------------
      Total Current Liabilities          8,122,626      4,743,349               0     12,865,975

LONG-TERM DEBT                          12,129,420        519,610      30,979,585     43,628,615
                                   --------------- -------------- --------------- --------------

         TOTAL LIABILITIES              20,252,046      5,262,959      30,979,585     56,494,590

STOCKHOLDERS' EQUITY
   Preferred stock                       1,000,000              0               0      1,000,000
   Common stock                            165,985          6,750           3,250        175,985
   Additional paid in capital           14,017,394        103,500      12,969,415     27,090,309
   Accumulated earnings (deficit)       (6,932,429)     2,273,635      (2,273,635)    (6,932,429)
                                   --------------- -------------- --------------- --------------
         TOTAL STOCKHOLDERS'
            EQUITY                       8,250,950      2,383,885      10,699,030     21,333,865
                                   --------------- -------------- --------------- --------------
         TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY   $    28,502,996 $    7,646,844 $    41,678,615 $   77,828,455
                                   =============== ============== =============== ==============

The unaudited pro forma results are not necessarily indicative of the results that would have been attained had the acquisition occurred at the beginning of the periods depicted or of results which may occur in the future.

The following represents the unaudited pro forma condensed balance sheet as of March 31, 1998:

                                                    Geophysical
                                                    Development      Pro Forma
                                   Geokinetics Inc. Corporation     Adjustments      Combined
                                   --------------- -------------- --------------- --------------
                                             ASSETS
CURRENT ASSETS
   Cash                            $     1,111,331 $    5,466,081 $    13,778,073 $   20,355,485
   Receivables                           4,523,231      2,870,800               0      7,394,031
   Other current assets                  1,270,479         21,472               0      1,291,951
                                   --------------- -------------- --------------- --------------
      Total Current Assets               6,905,041      8,358,353      13,778,073     29,041,467

PROPERTY AND EQUIPMENT                  16,935,161      1,833,770               0     18,768,931

OTHER ASSETS
   Deferred tax asset                    2,292,430              0               0      2,292,430
   Other assets                            265,786        291,320         221,927        779,033
   Goodwill                              4,965,483              0      26,424,902     31,390,385
                                   --------------- -------------- --------------- --------------
      Total Other Assets                 7,523,699        291,320      26,646,829     34,461,848
                                   --------------- -------------- --------------- --------------

         TOTAL ASSETS              $    31,363,901 $   10,483,443 $    40,424,902 $   82,272,246
                                   =============== ============== =============== ==============

                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                $     2,420,453 $        5,422 $             0 $    2,425,875
   Other current liabilities             5,128,513      5,972,190               0     11,100,703
   Notes payable                         2,172,281              0               0      2,172,281
                                   --------------- -------------- --------------- --------------
      Total Current Liabilities          9,721,247      5,977,612               0     15,698,859

LONG-TERM DEBT                          11,970,476        868,233      30,979,585     43,818,294
                                   --------------- -------------- --------------- --------------

         TOTAL LIABILITIES              21,691,723      6,845,845      30,979,585     59,517,153

STOCKHOLDERS' EQUITY
   Common stock                            183,268          6,750           3,250        193,268
   Additional paid in capital           16,039,486        103,500      12,969,415     29,112,401
   Accumulated earnings (deficit)       (6,550,576)     3,527,348      (3,527,348)    (6,550,576)
                                   --------------- -------------- --------------- --------------

         TOTAL STOCKHOLDERS'
            EQUITY                       9,672,178      3,637,598       9,445,317     22,755,093
                                   --------------- -------------- --------------- --------------

         TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY   $    31,363,901 $   10,483,443 $    40,424,902 $   82,272,246
                                   =============== ============== =============== ==============

The unaudited pro forma results are not necessarily indicative of the results that would have been attained had the acquisition occurred at the beginning of the periods depicted or of results which may occur in the future.

                       Geophysical Development Corporation
                  Unaudited Statements of Income and Cash Flows
                    For the Nine Months Ended March 31, 1998

REVENUES                                                      $     12,985,630

EXPENSES
   Data processing expenses                                         (3,465,794)
   General and administrative                                       (2,177,150)
   Depreciation and amortization                                      (497,370)
   Interest expense                                                    (94,300)
   Interest income                                                      40,991
   Income tax expense                                               (2,309,000)
                                                              ----------------

NET INCOME                                                    $      4,483,007
                                                              ================

CASH FLOWS FROM OPERATING ACTIVITIES
   Inflows
         Cash received from customers                         $     12,741,947
         Interest received                                              40,991
                                                              ----------------
                                                                    12,782,938
   Outflows
         Cash paid to suppliers and employees                       (7,147,003)
         Interest paid                                                 (83,827)
         Income taxes paid                                            (114,343)
                                                              ----------------
                                                                    (7,345,173)
                                                              ----------------
               Net Cash Provided by Operating Activities             5,437,765

CASH FLOW FROM INVESTING ACTIVITIES
   Outflows
         Cash payments for the purchase of property                   (768,204)
                                                              ----------------
               Net Cash Used by Investing Activities                  (768,204)

CASH FLOWS FROM FINANCING ACTIVITIES
   Inflows
         Proceeds from long-term debt                                  560,000

   Outflows
         Payments on long-term debt                                   (280,838)
                                                              ----------------
               Net Cash Provided by Operating Activities               279,162
                                                              ----------------

NET INCREASE IN CASH                                                 4,948,723

CASH, beginning of year                                                517,358
                                                              ----------------

CASH, end of year                                             $      5,466,081
                                                              ================